Exhibit 99.1

NAVIGANT REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

CHICAGO, April 28, 2015 – Navigant (NYSE: NCI) today announced financial results for the first quarter ended March 31, 2015.

Financial Summary and Highlights:

•	First quarter 2015 revenues before reimbursements (RBR) increased 15% year-over-year to $201.2 million, and total revenues increased 13% year-over-year to $223.2 million.

•	First quarter 2015 RBR results included organic growth of 5% year-over-year, with contribution from all segments.

•	Net income from continuing operations was $25.1 million or $0.51 per share; adjusted earnings per share (EPS) increased 15% year-over-year to $0.23, and adjusted EBITDA increased 27% year-over-year to $28.4 million.

•	426,800 shares of common stock repurchased in first quarter 2015 at an average cost of $14.33 per share.

•	Reiterates financial outlook for 2015.

Navigant reported first quarter 2015 RBR of $201.2 million, a 15% increase compared to $175.1 million for first quarter 2014, with year-over-year RBR organic growth in all four segments. Total revenues increased 13% to $223.2 million for first quarter 2015 compared to $197.7 million for first quarter 2014. Net income from continuing operations for first quarter 2015 was $25.1 million, or $0.51 per share, compared to $10.4 million, or $0.21 per share, in the prior year quarter. Adjusted EPS increased 15% to $0.23 for first quarter 2015 compared to $0.20 for first quarter 2014. Adjusted EBITDA increased 27% to $28.4 million for first quarter 2015 compared to $22.3 million for the same period in 2014.

Julie Howard, Chairman and Chief Executive Officer, commented, “We are pleased with our results in the first quarter, reflecting nice organic growth, with contributions from all segments. Each of the primary industry sectors that we serve - Financial Services, Energy and Healthcare - continue to face significant regulatory scrutiny and market pressure to transform their business models, a sweet spot for our skills and capabilities. Our Financial Risk & Compliance segment and our Energy segment contributed double digit growth, all organic, while the Healthcare segment realized 43% RBR growth year over year, primarily driven by investments in new business process management service capabilities.”

Howard further commented, “As we continue to shift our business mix to reflect a more balanced combination of consulting, business process management services and technology solutions, we anticipate there may be margin compression. Our focus for this year is to invest in our long-term strategy, while managing our bottom line performance by closely aligning resources with revenue potential.”

Segment Financial Summary

	For the quarter ended March 31,
	2015	2014	Change
RBR ($000)
Disputes, Investigations & Economics	$76,593	$76,032	0.7%
Financial, Risk & Compliance	34,943	31,411	11.2%
Healthcare	63,994	44,735	43.1%
Energy	25,626	22,878	12.0%

Total Company	$201,156	$175,056	14.9%

Total Revenues ($000)
Disputes, Investigations & Economics	$81,211	$82,084	-1.1%
Financial, Risk & Compliance	42,300	37,998	11.3%
Healthcare	69,329	50,366	37.7%
Energy	30,331	27,300	11.1%

Total Company	$223,171	$197,748	12.9%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$24,269	$24,718	-1.8%
Financial, Risk & Compliance	15,070	13,468	11.9%
Healthcare	18,256	14,029	30.1%
Energy	7,922	6,487	22.1%

Total Company	$65,517	$58,702	11.6%

Segment Operating Margin (% of RBR)
Disputes, Investigations & Economics	31.7%	32.5%
Financial, Risk & Compliance	43.1%	42.9%
Healthcare	28.5%	31.4%
Energy	30.9%	28.4%

Total Company	32.6%	33.5%

RBR for the Healthcare segment increased 43% year-over-year for first quarter 2015 with 4% organic RBR growth for the period. RBR growth was driven primarily by business process management services. Navigant’s Life Sciences practice also contributed to a strong quarter, reflecting an increase in demand from clients to support their product commercialization efforts. Segment operating profit margin was 29% versus 31% in the same period last year, mainly due to lower margins generated by business process management services. As this business matures, the Company believes that the margin contribution will improve over time.

The Financial, Risk & Compliance segment RBR for first quarter 2015 increased 11%, all on an organic basis, compared to the prior year quarter. Growth was driven primarily by the ongoing strong demand for new compliance and control engagements for major financial institutions. The growth in RBR led to a 12% increase in first quarter 2015 segment operating profit year-over-year.

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The Energy segment RBR for first quarter 2015 increased 12% compared to first quarter 2014, and increased 13% on an organic basis. The growth was driven by demand from both the public and private sector, as well as increased client penetration from the segment’s key client accounts program. First quarter 2015 segment operating profit increased 22% year-over-year.

The Disputes, Investigations & Economics segment RBR for first quarter 2015 increased 1% year-over-year, nearly all on an organic basis. The increase was driven primarily by increased demand for our global construction expertise and the segment’s legal technology solutions, partially offset by a lower contribution from economic consulting engagements. Segment operating profit decreased 2% in first quarter 2015 compared to the same period of 2014.

Cash Flow

Free cash flow was $11.8 million for first quarter 2015 compared to $18.5 million for the same period in 2014, reflecting increased capital investment spending. Days Sales Outstanding (DSO) was 80 days as of March 31, 2015, up 2 days compared to March 31, 2014.

Bank debt was $178.7 million at March 31, 2015 compared to $120.8 million at March 31, 2014. Leverage (bank debt divided by trailing twelve month adjusted EBITDA) was 1.46 at March 31, 2015 compared to 1.03 at March 31, 2014. The increase in the 2015 first quarter debt levels was mainly due to additional borrowings to fund the Cymetrix acquisition in May 2014 and, to a lesser extent, the RevenueMed acquisition in February 2015.

Navigant repurchased 426,800 shares of common stock during first quarter 2015 at an aggregate cost of $6.1 million and an average cost of $14.33 per share. As of March 31, 2015, $66.6 million remained available under the Company’s share repurchase authorization, which is set to expire on December 31, 2015.

2015 Outlook

Navigant reiterated its 2015 financial outlook. As previously disclosed, full year 2015 RBR is expected to range between $815 and $845 million while 2015 total revenues are estimated to be between $900 and $930 million. Adjusted EBITDA for full year 2015 is expected to range between $115 and $125 million and adjusted EPS for full year 2015 is estimated to be between $0.90 and $1.00.

Non-GAAP Financial Information and Key Operating Metrics

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

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As used in this press release, organic growth represents RBR adjusted to include the impact of acquisitions as if the Company owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations. Our definition of organic growth may not be comparable to similarly titled metrics at other companies. Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company’s financial condition and results of operations.

Conference Call Details

Navigant will host a conference call to discuss the Company’s first quarter 2015 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, April 28, 2015. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” An archived version of the webcast will also be available via the Navigant website. A report of financial and related supplemental information is also available via the Navigant website.

About Navigant

Navigant (NYSE: NCI) is a specialized, global professional services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals deliver expert and advisory work through implementation and business process management services. The firm combines deep technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism to address clients’ needs in highly regulated industries, including Construction, Energy, Financial Services and Healthcare. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including business process management services; impairments; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to

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make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

For additional information contact:

Aaron Miles

Investor Relations

312.583.5820

aaron.miles@navigant.com

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data(1))

(Unaudited)

	For the quarter ended March 31,
	2015	2014
Revenues:
Revenues before reimbursements	$201,156	$175,056
Reimbursements	22,015	22,692

Total revenues	223,171	197,748
Costs of services:
Cost of services before reimbursable expenses	138,601	120,128
Reimbursable expenses	22,015	22,692

Total costs of services	160,616	142,820
General and administrative expenses	35,665	33,102
Depreciation expense	5,355	4,309
Amortization expense	2,269	1,362
Other operating costs (benefit):
Contingent acquisition liability adjustments, net	(14,933)	(1,160)
Office consolidation, net	936	—

Operating income	33,263	17,315
Interest expense	1,732	838
Interest income	(55)	(89)
Other (income) expense, net	(328)	82

Income from continuing operations before income tax expense	31,914	16,484
Income tax expense	6,771	6,114

Net income from continuing operations	25,143	10,370
Income from discontinued operations, net of tax	—	509

Net income	$25,143	$10,879

Basic per share data
Net income from continuing operations	$0.52	$0.21
Income from discontinued operations, net of tax	$—	$0.01

Net income (1)	$0.52	$0.22

Shares used in computing basic per share data	48,123	48,906

Diluted per share data
Net income from continuing operations	$0.51	$0.21
Income from discontinued operations, net of tax	$—	$0.01

Net income (1)	$0.51	$0.22

Shares used in computing diluted per share data	49,413	50,477

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,988	$2,648
Accounts receivable, net	211,879	187,652
Prepaid expenses and other current assets	34,655	27,142
Deferred income tax assets	11,601	13,455

Total current assets	260,123	230,897
Non-current assets:
Property and equipment, net	71,785	60,617
Intangible assets, net	31,198	26,502
Goodwill	579,331	568,091
Other assets	14,455	17,386

Total assets	$956,892	$903,493

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,864	$11,735
Accrued liabilities	17,236	11,311
Accrued compensation-related costs	43,203	83,061
Income tax payable	4,047	1,763
Other current liabilities	40,127	52,526

Total current liabilities	117,477	160,396
Non-current liabilities:
Deferred income tax liabilities	77,736	76,329
Other non-current liabilities	18,446	14,387
Bank debt non-current	178,734	109,790

Total non-current liabilities	274,916	200,506

Total liabilities	392,393	360,902

Stockholders’ equity:
Common stock	64	64
Additional paid-in capital	617,985	611,882
Treasury stock	(281,725)	(275,608)
Retained earnings	243,480	218,337
Accumulated other comprehensive loss	(15,305)	(12,084)

Total stockholders’ equity	564,499	542,591

Total liabilities and stockholders’ equity	$956,892	$903,493

Selected Data
Days sales outstanding, net (DSO)	80	69

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$25,143	$10,879
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	5,355	4,309
Amortization expense	2,269	1,362
Amortization expense - client-facing software	253	64
Share-based compensation expense	2,104	2,714
Accretion of interest expense	863	164
Deferred income taxes	3,613	7,243
Allowance for doubtful accounts receivable	190	880
Contingent acquisition liability adjustments, net	(14,933)	(1,160)
Gain on disposition of discontinued operations	—	(509)
Changes in assets and liabilities (net of acquisitions and dispositions):
Accounts receivable	(24,434)	(20,350)
Prepaid expenses and other assets	(2,770)	(2,723)
Accounts payable	1,105	(2,451)
Accrued liabilities	3,967	(1,223)
Accrued compensation-related costs	(39,639)	(41,322)
Income taxes payable	836	(1,076)
Other liabilities	2,124	(4,509)

Net cash used in operating activities	(33,954)	(47,708)

Cash flows from investing activities:
Purchases of property and equipment	(12,913)	(6,492)
Acquisitions of businesses, net of cash acquired	(21,379)	(1,500)
Proceeds from dispositions, net of selling costs	—	824
Capitalized client-facing software	(37)	(828)

Net cash used in investing activities	(34,329)	(7,996)

Cash flows from financing activities:
Issuances of common stock	4,258	1,019
Repurchase of common stock	(6,117)	(7,391)
Payments of contingent acquisition liabilities	—	(107)
Repayments to banks	(71,584)	(68,398)
Borrowings from banks	141,394	132,354
Other, net	(211)	(1,009)

Net cash provided by financing activities	67,740	56,468

Effect of exchange rate changes on cash and cash equivalents	(117)	6

Net increase (decrease) in cash and cash equivalents	(660)	770
Cash and cash equivalents at beginning of the period	2,648	1,968

Cash and cash equivalents at end of the period	$1,988	$2,738

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (2)

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures in addition to GAAP financial measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these non-GAAP financial measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and	For the quarter ended
adjusted Earnings Per Share (3)	March 31,
	2015	2014
Severance expense	$1,503	$505
Income tax benefit (4)	(520)	(199)

Tax-effected impact of severance expense	$983	$306

Other operating benefit - contingent acquisition liability adjustment, net	$(14,933)	$(1,160)
Income tax (benefit) expense (4)(5)	(183)	468

Tax-effected impact of other operating benefit - contingent acquisition liability adjustment, net	$(15,116)	$(692)

Other operating costs - office consolidation	$936	$—
Income tax benefit (4)	(379)	—

Tax-effected impact of other operating costs - office consolidation	$557	$—

EBITDA reconciliation:
Operating income	$33,263	$17,315
Depreciation expense	5,355	4,309
Amortization expense	2,269	1,362

EBITDA	$40,887	$22,986
Severance expense	1,503	505
Other operating benefit - contingent acquisition liability adjustment, net	(14,933)	(1,160)
Other operating costs - office consolidation	936	—

Adjusted EBITDA	$28,393	$22,331

Net income from continuing operations	$25,143	$10,370
Tax-effected impact of severance expense	983	306
Tax-effected impact of other operating benefit - contingent acquisition liability adjustment, net	(15,116)	(692)
Tax-effected impact of other operating costs - office consolidation	557	—

Adjusted net income	$11,567	$9,984

Shares used in computing adjusted per diluted share data	49,413	50,477
Adjusted earnings per share	$0.23	$0.20

	For the quarter ended
Free Cash Flow (6)	March 31,
	2015	2014
Net cash used in operating activities	$(33,954)	$(47,708)
Changes in assets and liabilities	58,811	73,654
Allowance for doubtful accounts receivable	(190)	(880)
Purchases of property and equipment	(12,913)	(6,492)
Payments of contingent acquisition liabilities	—	(107)

Free Cash Flow	$11,754	$18,467

	At
Leverage Ratio (7)	March 31,
	2015	2014
Adjusted EBITDA for prior twelve-month period	$122,285	$117,454
Bank debt	$178,734	$120,835
Leverage ratio	1.46	1.03

Footnotes

(1) Per share data may not sum due to rounding.

(2) All non-GAAP financial measures are presented on a continuing operations basis unless otherwise noted.

(3) EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit). Adjusted net income and adjusted earnings per share exclude the net income (loss) and per share net income (loss) impact of discontinued operations, severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.

(4) Effective income tax expense (benefit) has been determined based on specific tax jurisdiction.

(5) A portion of the deferred contingent acquisition liability adjustment for the quarter ended March 31, 2015 was non-taxable in nature.

(6) Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long term value creation.

(7) Leverage ratio is calculated as bank debt at the end of the period divided by adjusted EBITDA for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.